 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2008

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Equity Grants to Jeffrey Hall
On May 27, 2008, the Compensation and Development Committee of the Board of Directors of Express Scripts, Inc. (the “Company”) approved awards of certain long term incentive compensation to Jeffrey Hall, Executive Vice President and Chief Financial Officer of the Company.  The long term incentive compensation awards are comprised of a mix of performance shares, non-qualified stock options and restricted stock, granted under the Company’s 2000 Long-Term Incentive Plan, as follows:

Non-Qualified Stock Options	Restricted Stock	Performance Shares
76,331(1)	9,434	5,940

(1)  The actual number of options granted were determined on a basis consistent with a method used by the Company to value options for financial reporting purposes under FAS 123R, using the fair market value of the Company's stock on May 27, 2008.

These grants include both the initial employment grant and the 2008 annual grant for Mr. Hall.

Performance Shares.  The performance shares are settled in shares of the Company’s common stock (the “Stock”) on a share-for-share basis.  The number of shares of Stock to be delivered upon settlement of the performance shares is determined based upon the Company’s performance over a set period versus a peer group of companies selected by the Compensation Committee.

Specifically, the number of shares issued in settlement of the performance share awards will depend on where the Company’s performance for the period from January 1, 2008 through January 1, 2011 ranks in relation to the designated peer group in three equally-rated metrics:

•	compound annual shareholder return (price appreciation plus reinvestment of monthly dividends and the compounding effect of dividends paid on reinvested dividends),
•	compound annual growth in earnings per share (basic earnings per share before extraordinary items and discontinued operations), and
•
average return on invested capital (income before extraordinary items (available for common stock) divided by total invested capital, which is the sum of total long-term debt, preferred stock, minority interest and total common equity).

In order for any shares to be issued under the performance share awards, the Company’s composite performance must rank in at least the 40th percentile in relation to its peer group.  Assuming the Company’s composite performance for the performance period is at the 40th percentile, the actual shares of Stock issued will equal 35% of the award targeted for Mr. Hall; at the 50th percentile, the actual shares of Stock issued will equal 100% of the award targeted for Mr. Hall; and at the 80th percentile, the actual shares of Stock issued will equal 250% of the award targeted for Mr. Hall, which is the maximum number of shares that can be awarded.  If the Company’s composite performance falls between these percentile rankings, the actual shares of Stock issued will be determined by interpolation.

Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of the Stock on the date the performance share awards are settled.

The awards provide for certain rights in the event of termination of employment as a result of death, disability, retirement or termination by the Company without cause (as defined), but terminate in the event of termination of employment for any other reason prior to the last day of the performance period.  Notwithstanding the foregoing, the awards provide that upon a change of control (as defined) prior to the last day of the performance period, participants who remain employed on the date of a change in control or who terminated earlier on account of death, disability or retirement will receive cash equal to the value of a portion of the Stock represented by the performance shares on the last trading day before the change in control, and that participants who were terminated earlier by the Company without cause will receive the cash value of the Stock represented by between 100% and 250% of the performance shares on the last trading day before the change in control.

The performance shares are subject to the terms of the 2000 LTIP and a Performance Share Agreement entered into with each participant.  The 2000 LTIP is listed as Exhibits 10.5, 10.6 and 10.7, and the form of award agreement is listed as Exhibit 10.2, to this Current Report on Form 8 and each are hereby incorporated herein by this reference.

Stock Options .  The non-qualified stock options (“options”) were granted with a specified exercise price of $71.54  per share, which was equal to the fair market value of the Stock on the date of grant.  The options vest and become exercisable in equal amounts annually over a period of three years on the anniversary date of the grant, and expire on the seventh anniversary of their grant.  The actual value, if any, of the options will depend on the market value of the Stock on the date the options are exercised.

The options are subject to the terms and conditions of the 2000 LTIP as well as a Stock Option Award Agreement entered into with each participant.  The 2000 LTIP is listed as Exhibits 10.5, 10.6 and 10.7, and the form of award agreement is listed as Exhibit 10.3, to this Current Report on Form 8-K and each are hereby incorporated herein by this reference.

Restricted Stock.  The shares of restricted stock are initially subject to restrictions which prohibit the sale or transfer of the restricted stock.  The restrictions on the restricted stock lapse as to one-third of each award annually on May 27, 2009, 2010, and 2011.  Holders are entitled to the same rights to dividends on and to vote shares of restricted stock as other shareholders.

The restricted stock awards are subject to the terms and conditions of the 2000 LTIP as well as a Restricted Stock Agreement entered into with each participant.  The 2000 LTIP is listed as Exhibits 10.5, 10.6 and 10.7, and the form of award agreement is listed as Exhibit 10.4, to this Current Report on Form 8-K and each are hereby incorporated herein by this reference.

Changes to Compensation Policy for Non-Employee Directors
On May 28, 2008, the Corporate Governance Committee of the Board of Directors approved changes to the equity component of the Company’s compensation policy for  non-employee directors as set forth on Exhibit 10.1.  These changes were effective immediately and applied to the 2008 annual grants.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Howard Waltman’s retirement from the Board of Directors of the Company was effective on May 28, 2008.

Item 7.01   Regulation FD Disclosure

On May 29, 2008, Thomas M. Boudreau, Executive Vice President, Law and Strategy of the Company, adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.   Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.  Mr. Boudreau’s plan provides for the sale of up to a total of 25,000 shares of the Company's stock owned by Mr. Boudreau.

On May 30, 2008, Barrett Toan, a member of the Board of Directors of the Company, adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.   Mr. Toan’s plan provides for the sale of up to a total of 145,600 shares of the Company's stock issuable upon the exercise of previously granted stock options.

Item 9.01  Financial Statements and Exhibits.

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

Date: May 30, 2008	By:	/s/ Thomas M. Boudreau
Thomas M. Boudreau
Executive Vice President
Law and Strategy

Exhibit Index

Exhibit No.	Exhibit
10.1*	Description of Compensation Payable to Non-Employee Directors
10.2*
Form of Performance Share Award Agreement used with respect to grants of performance shares by the Company under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.2 to the Company’s Current Report on Form 8-K filed February 26, 2008.

10.3*
Form of Stock Option Agreement used with respect to grants of stock options by the Company under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.3 to the Company’s Current Report on Form 8-K filed February 26, 2008.

10.4*
Form of Restricted Stock Agreement used with respect to grants of restricted stock by the Company under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004

10.5*
Amended and Restated Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2001

10.6*
Second Amendment to the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.27 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001

10.7*	Third Amendment to the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit A to the Company's Proxy Statement filed April 18, 2006

* Denotes management contract or compensatory plan arrangements ..